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                                                                      Exhibit 99

                                                    Contact: Sitrick And Company
                                                             Ann Julsen
                                                             Brenda Adrian
                                                             310-788-2850

FOR IMMEDIATE RELEASE

             FPA MEDICAL MANAGEMENT, INC. FILES DISCLOSURE STATEMENT
                AND PLAN OF REORGANIZATION WITH BANKRUPTCY COURT
            NOTICES OF OCTOBER 28, 1998 DISCLOSURE STATEMENT HEARING
           AND NOVEMBER 17, 1998 BAR DATE MAILED TO INTERESTED PARTIES

         MIAMI, FLA. - OCTOBER 5, 1998 - FPA Medical Management, Inc. (OTC Bulletin Board: FPAMQ) announced that it filed its Disclosure Statement and Plan of Reorganization with the Bankruptcy Court in Wilmington, Delaware on September 30, 1998. The scheduled filing, which was first announced in July 1998, was required by the terms of the FPA's debtor-in-possession (DIP) financing agreement and the Bankruptcy Court's scheduling order entered following the commencement of the Chapter 11 cases of FPA and various of its affiliates and subsidiaries on July 19, 1998 and closely follows the prenegotiated term sheet that FPA filed with its first day petitions. Following approval of the Disclosure Statement by the Bankruptcy Court, FPA will commence the solicitation of votes of its creditors for the approval of its Plan of Reorganization.

         In both its Disclosure Statement and the related hearing notice mailed to FPA's creditors and other interested persons and entities, FPA also disclosed that The Official Committee of Unsecured Creditors, appointed on August 3, 1998 in FPA's jointly administered Chapter 11 cases, had informed the Company that the Committee does not support the Plan as proposed and that negotiations are continuing among the Company, the Prepetition and DIP Bank Groups and


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the Creditors' Committee in advance of the Bankruptcy Court hearing scheduled for October 28, 1998 on the adequacy of the Disclosure Statement.

         "The Company has worked diligently to keep its reorganization process on a fast-track schedule to be successfully completed at the earliest opportunity. We were fortunate to have reached agreement with our senior creditors as we began our reorganization and appreciate their continued support as we move through this process," said Stephen J. Dresnick, M.D., FACEP, chairman and chief executive officer of FPA. "We are cautiously optimistic that the discussions with our unsecured creditors, which are continuing this week, will result in a consensual plan supported by our lenders, unsecured creditors and payors."

         Terms of the filed plan provide for the cancellation of existing equity holder interests; warrants to be distributed to general unsecured creditors, including holders of the Company's 6.5% Subordinated Debentures due 2001; and a conversion of all or substantially all of FPA's prepetition secured debt to equity. The Disclosure Statement and Plan of Reorganization will be filed with the Securities and Exchange Commission.

         The Company also announced that is notice and claims agent was mailing notice of the November 17, 1998 general claims bar date established by the Bankruptcy Court together with proof of claim forms to more than 50,000 creditors, equity holders and other interested persons and entities. FPA Medical Management, Inc. and various of its affiliates and subsidiaries filed petitions under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware in Wilmington on July 19, 1998 and various dates thereafter through August 7, 1998.

         FPA Medical Management, Inc. is a national physician practice management organization that organizes and manages primary care physician networks to contract with HMOs and other



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prepaid insurance plans to provide physician and related health care services and provides contract management support services to hospital emergency departments.

         This press release contains statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in this press release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the timing of, completion of and scope of the current restructuring, reorganization plan, strategic business plan, bank financing and debt and equity market conditions and the Company's future liquidity, as well as the assumptions upon which such statements are based. While the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, further adverse developments with respect to the Company's liquidity position or operations of the Company's various businesses, adverse developments in the Company's efforts to renegotiate its funding and adverse developments in the bank financing or public or private markets for debt or equity securities, or adverse developments in the timing or results of the Company's current strategic business plan (including the time line to emerge from Chapter 11), the difficulty in controlling health care costs and integrating new operations, the ability of the Company to realize the anticipated general and administrative expense savings and overhead reductions presently contemplated, the ability of the Company to return the Company's operations to profitability, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of prospective health care reform. Additional factors that would cause actual results to differ materially from those contemplated within this press release can also be found in the Company's Form 8-K periodic filings during 1998, Form 10-Q for the quarter ended March 31, 1998, and the Company's Form 10-K for the year ended December 31, 1997.


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